Exhibit 99.1

Net1 receives favorable judgments from National Consumer Tribunal

Johannesburg, May 6, 2015 – Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) (NasdaqGS: UEPS, JSE: NT1) today announced that it has prevailed in administrative actions brought by the South African National Credit Regulator (“NCR”) against two subsidiaries of the Company.

On September 23, 2014 the Company announced that the NCR had applied to the National Consumer Tribunal (“Tribunal”) to cancel the registration of Net1’s subsidiary, Moneyline Financial Services (Pty) Ltd (“Moneyline”), for breach of the South African National Credit Act (“NCA”) based on an investigation concluded by it. Pursuant to the investigation, the NCA also issued two Compliance Notices – one to Cash Paymaster Services (Pty) Ltd (“CPS”) and one to Moneyline. The Compliance Notice issued to Moneyline accused it of “having access into the Grindrod Bank Accounts of social grant beneficiaries which enables them (sic) to see the spending patterns of beneficiaries and deposit loan amounts into such accounts.” The Compliance Notice issued to CPS accused it of providing “information about social grant beneficiaries” to Moneyline in breach of section 68(1) of the NCA. The Compliance Notices demanded that both CPS and Moneyline take the appropriate steps to address the alleged non-compliance with the NCA and to report in writing to the NCR, along with an independent audit report, that they were no longer non-compliant as alleged by the Compliance Notices.

CPS and Moneyline both objected to the Compliance Notices on the basis that they never contravened the NCA and applied to the Tribunal for a review of the Compliance Notices. Two separate hearings were held. On January 30, 2015, two days before the first scheduled hearing, the NCA issued a Compliance Certificate to both Moneyline and CPS to the effect that both had complied with the steps required by the Compliance Notices, thus bringing the Compliance Notices to an end. However, because issuance of the Compliance Certificates implied that Moneyline and CPS had contravened the NCA, both CPS and Moneyline rejected the Compliance Certificates on the basis that they never contravened the NCA and that the Compliance Notices were wrongfully issued. CPS and Moneyline therefore requested the Tribunal to issue an order setting aside or cancelling the original Compliance Notices.

The Tribunal has now delivered judgment in both the Moneyline and CPS cases and has granted the requested order that the Compliance Notices be set aside. In its judgments, the Tribunal stated that “there appears to be no evidence to support the Respondent’s (NCR) conclusion that CPS committed a contravention of section 68(1) of the Act” and “The Applicant (Moneyline) has not been found to be engaging in an activity in a manner that is inconsistent with this Act, the National Credit Act”. Full copies of both judgments are available on the Company’s website at www.net1.com.

Regarding the NCR’s application to cancel the registration of Moneyline, the NCR applied to amend its original statement of claim shortly before the scheduled date for the hearing into this matter. The Tribunal is expected to schedule an exception hearing to decide whether the NCR will be allowed to amend the original statement of claim, before scheduling a hearing to decide on the NCR’s application. The Company cannot predict when these hearings will take place, or what the outcome will be.

About Net1 (www.net1.com)

Net1 is a leading provider of alternative payment systems that leverage its Universal Electronic Payment System (“UEPS”), to facilitate biometrically secure, real-time electronic transaction processing to unbanked and under-banked populations of developing economies around the world in an online or offline environment. Net1's UEPS/EMV solution is interoperable with global EMV standards that seamlessly permit access to all the UEPS functionality in a traditional EMV environment. In addition to payments, UEPS can be used for banking, healthcare management, payroll, remittances, voting and identification.

Net1 operates market-leading payment processors in South Africa and the Republic of Korea. In addition, Net1's proprietary MVC technology offers secure mobile payments and banking services in developed and emerging countries.

Net1 has a primary listing on the NASDAQ and a secondary listing on the Johannesburg Stock Exchange.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:

Dhruv Chopra
Head of Investor Relations
Phone: +1-917-767-6722
Email: dchopra@net1.com